UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, the independent members of the board of directors (“Board of Directors”) of Ebix, Inc.(the “Company”) unanimously approved a compensation plan recommended by its compensation committee for Robin Raina, the Company’s Chief Executive Officer covering the fiscal years 2012 through 2015. Under this compensation plan, Mr. Raina’s annual base salary will be $1.3 million and he shall be entitled to earn additional incentive bonuses if he achieves various quantitative and qualitative objectives, goals and targets established under the plan. His aggregate incentive bonuses under this compensation plan shall not exceed $2.0 million for each year.

The annual base bonus payable to Mr. Raina is $800,000; half of which would be payable on June 30 and the other half on December 31. The objectives, goals and targets that need to be achieved in order to earn this bonus include:

•	achieving revenue growth targets, both organically and through acquisitions,

•	achieving GAAP diluted earnings per share targets,

•	achieving targeted operating cash flow growth, and

•	achieving targeted operating margins.

If, after receiving the audited fiscal year end results, the independent members of the Board of Directors should determine that Mr. Raina has exceeded his objectives, goals and targets by a wide margin, then the Board of Directors has the discretion to award an additional supplemental bonus for that year in an amount not to exceed 125% of the base bonus amount ($1 million). Further, Mr. Raina also can earn leadership bonus up to an additional $200,000 each year if, after receiving the audited fiscal year end results, independent members of the Board of Directors should determine that that the Company has met certain overall goals under his leadership, including, among other things, the successful integration of acquired companies, achieving operating margins targets for acquisitions, strengthening the Company’s platform outside of the United States, management retention, and successful IT audits. Any supplemental and leadership bonuses earned by Mr. Raina are payable, at the discretion of the Board of Directors, in cash or restricted stock.

In addition to approving the above described compensation plan for Mr. Raina, the independent members of the Board of Directors determined that it was appropriate to award Mr. Raina a one-time special bonus for the results achieved during this current fiscal year. The special bonus awarded to Mr. Raina consisted of a $500,000 cash award and a $300,000 stock grant effective August 23, 2012 (representing 12,500 shares of common stock).

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name: Robert Kerris
Title: Chief Financial Officer & Corporate Secretary

Dated: August 28, 2012